Press Release #201221	FOR IMMEDIATE RELEASE	July 30, 2012

Enertopia Closes First Tranche Of Financing, Drill Results Pending.

Vancouver, BC—Enertopia Corporation (TOP) (the "Company" or "Enertopia") announces it has closed the first tranche of its Private Placement for $30,000.

Terms of the private placement were announced on July 17, 2012. 60,000 broker warrants were issued in payment for broker commissions on this first tranche.

Both the President and CEO participated in the first tranche of its private placement for $10,000.00 and $5,000.00 dollars respectively. Enertopia has also sold its remaining equity interest in Lexaria Corp for $18,741.98 to the President of Enertopia.

Altar Resources has informed the Company that the final Mildred Peak assays are pending.

The securities issued will be subject to a hold period in Canada of four months and one day, or for any resale into the USA under Rule 144, six months and one day. Proceeds of the Private Placement will be used for general working capital and for property exploration. The Private Placement will be subject to normal regulatory approvals.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Enertopia

Enertopia’s shares are quoted in Canada with symbol TOP. For additional information, please visit www.enertopia.com or call Robert McAllister, President, Enertopia Corporation at 1.250.765.6422

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, evaluation of clean energy projects for participation and/or financing, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding potential reserves, exploration results, development or production programs, capital and operating expenditures, future revenue estimates, ability to produce or concentrate, availability of future financing and future plans and objectives of Enertopia Corporation. Actual results relating to, among other things, reserves, results of exploration, capital costs, corporate finance, and operation costs could differ materially from those currently anticipated in such statements. Some but not all of the factors affecting forward-looking statements include: the speculative nature of mining exploration, production and development activities; changes in reserve estimates; the productivity of Enertopia's proposed properties; changes in the operating costs; changes in economic conditions and conditions in the resource, foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and exploration expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates; technological, and mechanical and operational difficulties encountered in connection with Enertopia’s exploration and development activities. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities. The Company's evaluation of alternative energy projects in the heat recovery, solar thermal, solar PV and water purification; and of resource projects provides no assurance that any particular project will have any material effect on the Company. There is no assurance that any mineral property or exploration thereof, will have any measurable impact upon the Company, nor that any other projects will ever be acquired subject to further evaluation, or, if any project is acquired, that it will have any material effect upon the Company. There is no assurance that the Company will be successful in completing any anticipated financing.

The CNSX has not reviewed and does not accept responsibility for the adequacy or accuracy of this release